Pioneer Power Solutions, Inc. 8-K

Exhibit 99.1

Pioneer Wins $5 Million-Plus E-Bloc Order from for

California-Based U.S. Water Utility

New End-User, Further Expanding E-Bloc Use-Cases and Significantly Increasing E-Bloc Backlog

FORT LEE, N.J., Dec. 1, 2022 /PRNewswire/ -- Pioneer Power Solutions, Inc. (Nasdaq: PPSI) (“Pioneer”, “Pioneer Power” or the “Company”), a leader in the design, manufacture, service and integration of electrical power systems, distributed energy resources, power generation equipment and mobile electric vehicle (“EV”) charging solutions, today announced that it was been selected to provide multiple E-Bloc units to a water utility agency.

The E-Bloc systems will be deployed as part of a sophisticated distributed energy system, enabling the water utility to better manage its power utilization, better control costs, and reduce its carbon footprint. The E-Bloc systems, scheduled to be delivered in the second quarter of 2023, will be installed at three locations in Central California. Total revenue to Pioneer Power is expected to be in excess of $5 million.

Nathan Mazurek, Pioneer’s Chairman and Chief Executive Officer, said, “This purchase order significantly expands our record backlog, giving us even more confidence in our ability to achieve our ambitious 2023 full-year growth targets. Demand for E-Bloc continues to grow, as heavy electricity users look for ways to improve energy resilience, reduce costs, and implement green sources towards the goal of lower emissions. It is increasingly clear that local water and wastewater systems throughout North America represents a significant, new, and un-served market for E-Bloc. The average age of water systems in North America is 45 years old, and our water infrastructure requires upgrades to meet the growing demands. E-Bloc makes it easy to upgrade the power capabilities, and we are already addressing this new market opportunity.”

“Our innovative E-Bloc solution continues to appeal to customers with significant energy use demands, as well as customers looking to improve their green profile,” added Mr. Mazurek. “E-Bloc makes distributed generation easier, faster, and more cost-effective to deploy, bringing energy resilience, independence, and higher use of green sources for an increasingly wide-range of end-users.”

About Pioneer Power Solutions, Inc.

Pioneer Power Solutions, Inc. is a leader in the design, manufacture, integration, refurbishment, service and distribution of electric power systems, distributed energy resources, power generation equipment and mobile EV charging solutions for applications in the utility, industrial and commercial markets. To learn more about Pioneer, please visit its website at www.pioneerpowersolutions.com.

Safe Harbor Statement:

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Such statements may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company’s control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with (i) the Company’s ability to successfully increase its revenue and profit in the future, (ii) general economic conditions and their effect on demand for electrical equipment, (iii) the effects of fluctuations in the Company’s operating results, (iv) the fact that many of the Company’s competitors are better established and have significantly greater resources than the Company, (v) the Company’s dependence on three customers for a large portion of its business, (vi) the potential loss or departure of key personnel, (vii) unanticipated increases in raw material prices or disruptions in supply, (viii) the Company’s ability to realize revenue reported in the Company’s backlog, (ix) future labor disputes, (x) changes in government regulations, (xi) the liquidity and trading volume of the Company’s common stock and (xii) an outbreak of disease, epidemic or pandemic, such as the global coronavirus pandemic, or fear of such an event.

More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual and Quarterly Reports on Form 10-K and Form 10-Q, respectively. Investors and security holders are urged to read these documents free of charge on the SEC’s web site at www.sec.gov. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

Contact:

Brett Maas, Managing Partner

Hayden IR

(646) 536-7331

brett@haydenir.com

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